UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2026
Date of Report (Date of earliest event reported)

Archimedes Tech SPAC Partners III Co.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43071	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2093 Philadelphia Pike #1968 Claymont, DE	19703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 312-2430

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.0001 per share, and one-fourth of one redeemable warrant	ARCIU	The Nasdaq Stock Market LLC
Ordinary Shares	ARCI	The Nasdaq Stock Market LLC
Warrants	ARCIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated January 22, 2026, Archimedes Tech SPAC Partners III Co. (the “Company”) consummated its initial public offering (the “IPO”) of 27,600,000 units (the “Units”), including the exercise in full by the underwriters of an option to purchase up to 3,600,000 Units to cover over-allotments. Each Unit consists of one ordinary share, par value $0.0001 per share (“Ordinary Share”) and one-fourth of one redeemable warrant (each, a “Warrant”) of the Company, with each whole Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share (subject to adjustment). The Units were sold at a price of $10.00 per Unit, generating aggregate gross proceeds to the Company of $276,000,000.

Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which Archimedes Tech SPAC Sponsors III LLC, the Company’s sponsor, and BTIG, LLC, the representative of the underwriters in the initial public offering, purchased an aggregate of 762,000 private units at a price of $10.00 per unit, generating gross proceeds of $7,620,000.

As of January 26, 2026, a total of $276,000,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated January 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2026

ARCHIMEDES TECH SPAC PARTNERS III CO.

By:	/s/ Long Long
Name:	Long Long
Title:	Chief Executive Officer